Exhibit 99.3

Citigroup Inc.
HKD 1,100,000,000 Floating Rate Notes due 2011
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Hong Kong Dollars ("HKD")
3.	Aggregate Nominal Amount:	HKD 1,100,000,000
4.	Issue Price:	100.00%. of the Aggregate Nominal Amount
5.	Specified Denominations:	HKD 500,000
6.	Issue Date:	9 May 2006
7.	Maturity Date:	9 May 2011
8.	Interest Basis:	Quarterly in arrears at a floating rate from, and including, 9 May 2006 to, but excluding, the Maturity Date
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	None
PROVISIONS RELATING TO INTEREST
12.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period:	3 month
(ii) Interest Payment Dates:
Payable quarterly in arrears on 9 February, 9 May, 9 August and 9 November in each year from, and including, 9 August 2006 to, and including, the Maturity Date, subject to adjustment in accordance with the Business Day Convention

	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Additional Business Centers:	New York City and London
	(v) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(vi) Screen Rate Determination:
	- Reference Rate:	3 month HKD-HIBOR-HKAB
	- Interest Determination Date:	The first day of each Interest Period
	- Relevant Screen Page:	Telerate page 9898
	- Relevant Time:	11.00 a.m. Hong Kong time
	- Relevant Financial Centre:	Hong Kong
	- Additional Financial Centers:	London and New York City
	(vii) Margin:	+ 0.15% per annum
	(viii) Minimum Rate of Interest:	Not Applicable
	(ix) Maximum Rate of Interest:	Not Applicable
	(x) Day Count Fraction:	Actual/365 (Fixed); adjusted
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount of each Note:	Par
14.	Early Redemption Amount of each Note:	Par, payable upon redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes:
16.	Additional Financial Centers relating to Payment Dates:	London and New York City
17.	Redenomination, renominalisation and reconventioning provisions:	Not Applicable
18.	Consolidation provisions:	Applicable
DISTRIBUTION
19.	TEFRA:	The D Rules are applicable

OPERATIONAL INFORMATION

20. ISIN Code:	XS0253421514
21. Common Code:	025342151